Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nektar Therapeutics 2025 Inducement Plan of our report dated March 12, 2026, with respect to the consolidated financial statements of Nektar Therapeutics included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Mateo, California

October 19, 2026